EXHIBIT 21.1

		Percentage
Name	Legal Seat	Ownership

AGI Mexicana, S.A. de C.V.	Mexico City, Mexico	100%
Beukenwoude, B.V.	Amsterdam, Netherlands	100%
Coherence Technology (U.K.) Ltd.	Edinburgh, United Kingdom	100%
Core Export Sales, Inc.	Bridgetown, Barbados	100%
Core Lab de Mexico, S.A. de C.V.	Mexico City, Mexico	100%
Core Lab Operations S.A. de C.V.	Mexico	100%
Core Lab Services S.A. de C.V.	Mexico	100%
Core Laboratories (Barbados) Ltd.
Core Laboratories I.P. Inc.
Core Laboratories Holding Inc.
Core Laboratories Middle East Services BV
Core Laboratories Resources, N.V.	Curacao, Netherlands Antilles	100%
Core Laboratories International Licensing N.V.	Curacao, Netherlands Antilles	100%
Core Laboratories International Trading N.V.	Curacao, Netherlands Antilles	100%
Core Laboratories (H.K.) Limited	Hong Kong	100%
Core Laboratories (U.K.) Limited	London, United Kingdom	100%
Core Laboratories Angola Ltd.	Angola	100%
Core Laboratories Australia PTY LTD	Perth, Australia	100%
Core Laboratories Canada Limited	Alberta, Canada	100%
Core Laboratories Global N.V.	Curacao, Netherlands Antilles	100%
Core Laboratories LLP (Kazakhstan)
Core Laboratories LP	Delaware, United States	100%
Core Laboratories International B.V.	Amsterdam, The Netherlands	100%
Core Laboratories Mexico Holding B.V.	Netherlands	100%
Core Laboratories Netherlands B.V.	Amsterdam, The Netherlands	100%
Core Laboratories Panama, S.A.	Panama City, Panama	100%
Core Laboratories Sales N.V.	Curacao, Netherlands Antilles	100%
Core Laboratories SDN BHD	Kuala Lumpur, Malaysia	100%
Core Laboratories Venezuela S.A.	Caracas, Venezuela	100%
Corelab Brasil Ltda	Brasil	100%
Corelab Nigeria Limited	Lagos, Nigeria	100%
CTC Pulsonic Nigeria Limited	Lagos, Nigeria	80%
E.W. Saybolt & Co. S.A.	Panama City, Panama	100%
Jaex de Mexico, S.A. de C.V.	Tabasco, Mexico	100%
Lab Technics
Organic Technology LP	Texas, United States	100%
Owen Compliance Services, Inc.	Texas, United States	100%
Owen de Mexico S.A. de C.V.	Mexico	100%
Owen Oil Tools (U.K.) Ltd.	Croydon, United Kingdom	100%
Owen Oil Tools de Venezuela, C.A.	Anaco, Anzoategui, Venezuela	100%
Owen Oil Tools LP	Texas, United States	100%
PENCOR de Mexico S.A. de C.V.	Mexico	100%
PENCOR de Venezuela, C.A.	Venezuela	100%
PENCOR International Ltd.	Jersey Channel Islands	100%
PENCOR Ltd.	United Kingdom	100%
Petroleum Analysts ZAO	Moscow, Russia Federation	98%
Pro Technics de Mexico, S.A. de C.V.	Mexico	100%
Production Services de Venezuela, C.A.	Venezuela	100%
PT Corelab Indonesia	Jakarta, Indonesia	70%
PT Saybolt Indonesia	Jakarta, Indonesia	65%

		Percentage
Name	Legal Seat	Ownership

Saybolt (Portugal) Inspeccao de Productos Petroliferos, Lda	Lisbon, Portugal	100%
Saybolt (Singapore) PTE LTD	Singapore	100%
Saybolt (Tianjin) Meteorology & Instrumentation Company	China	100%
Saybolt Analyt Holding B.V.	Vlaardingen, The Netherlands	90%
Saybolt Armenia	Yerevan, Armenia	90%
Saybolt Aruba N.V.	Aruba, Netherlands Antilles	100%
Saybolt Azerbaijan BV Saybolt Azerbaijan, Ltd.	Azerbaijan	100%
Saybolt Bahamas Ltd.	Freeport, Bahamas	100%
Saybolt Bahrein
Saybolt Baltic OU Saybolt Baltija, Ltd.	Klaipeda, Lithuania	88.2%
Saybolt Bashkortostan	Bashkortostan, Russian Federation	54%
Saybolt Belgium	Belgium	100%
Saybolt Bonaire N.V.	Bonaire, Netherlands Antilles	100%
Saybolt Bulgaria Ltd	Bulgaria	90%
Saybolt Colombia Ltda.	Barranquilla, Colombia	95%
Saybolt Curacao N.V.	Curacao, Netherlands Antilles	100%
Saybolt Denmark A/S	Copenhagen, Denmark	100%
Saybolt de Costa Rica, S.A.	San Jose, Costa Rica	100%
Saybolt de Mexico S.A. de C.V.	Coatzacoalcos, Mexico	100%
Saybolt Eastern Hemisphere B.V.	Vlaardingen, The Netherlands	100%
Saybolt Espana S.A.	Madrid, Spain	100%
Saybolt Estonia Ltd.	Tallin, Estonia	90%
Saybolt Evrasia ZAO	Moscow, Russia Federation	90.1%
Saybolt Finland Oy	Hamina, Finland	100%
Saybolt France S.A.	Port-Le-Bouc, France	99.5%
Saybolt Greece, Ltd.	Athens, Greece	100%
Saybolt Holding B.V.	Vlaardingen, The Netherlands	100%
Saybolt LP	New Jersey, United States	100%
Saybolt International B.V.	Vlaardingen, The Netherlands	100%
Saybolt Iran B.V.	Vlaardingen, The Netherlands	100%
Saybolt Italia S.R.L.	Siracusa, Italy	100%
Saybolt Latin America Holding B.V.	Vlaardingen, The Netherlands	100%
Saybolt Latvia	Ventspils, Latvia	88.2%
Saybolt (M) SDN BHD	Kuala Lumpur, Malaysia	100%
Saybolt Malta Ltd.	Kalafran, Malta	100%
Saybolt Meteorology & Instrumentation B.V.	Vlaardingen, The Netherlands	100%
Saybolt Mongol JLC Saybolt Nederland B.V.	Vlaardingen, The Netherlands	97.5%
Saybolt North American Holding B.V.	Vlaardingen, The Netherlands	100%
Saybolt Qatar Saybolt Saudi Arabia Saybolt Services Ltd. formerly Petrak Services Ltd.	London, United Kingdom	100%
Saybolt South Africa PTY LTD	Cape Town, South Africa	100%
Saybolt Sverige AB	Gothenburg, Sweden	100%
Saybolt Test OOO	Bashkortostan, Russian Federation	54%

		Percentage
Name	Legal Seat	Ownership

Saybolt Thailand Ltd.	Bangkok, Thailand	100%
Saybolt Trinidad & Tobago Ltd.	Marabella, Trinidad	100%
DP Saybolt Turkmenistan formerly Petrak Turkmenistan Ltd.	Turkmenbashi, Turkmenistan	100%
Saybolt United Kingdom Ltd.	Purfleet, United Kingdom	100%
Saybolt van Duyn GmbH	Essen, Germany	100%
Saybolt West Indies N.V	Kingston, Jamaica	100%
Saybolt-Ukraine	Odessa, Ukraine	100%
Scott Pickford Group Limited	Croydon, United Kingdom	100%
Scott Pickford Limited	Croydon, United Kingdom	100%
SP TOO Saybolt Kazakhstan	Kazakhstan	81%
Stim Lab, Inc.	Oklahoma, United States	100%
The Petrak Group S.A.	Zug, Switzerland	100%